SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2018

CKX LANDS, INC.

(Exact name of registrant as specified in its charter)

Louisiana	1-31905	72-0144530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lakeside Plaza, 4th Floor 127 West Broad Street Lake Charles, Louisiana		70601
(Address of principal executive offices)		(Zip Code)

(337) 493-2399 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

1508 Hodges Street

Lake Charles, LA 70601

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Registrant’s Current Report on Form 8-K filed on July 30, 2018, the Registrant’s Board of Directors appointed Lee W. Boyer to serve as the Registrant’s President and Treasurer, effective August 1, 2018. At the time of his appointment, the Registrant’s Board of Directors deferred consideration of Mr. Boyer’s compensation until its next regular meeting. On August 2, 2018, the Registrant’s Board of Directors held a regular meeting and approved an annual salary of $80,000 for Mr. Boyer.

On August 2, 2018, the Registrant’s Board of Directors also appointed Keith Duplechin to the Board of Directors with a term expiring at the next annual meeting of shareholders in 2019. There are no understandings or arrangements between Mr. Duplechin and any other person pursuant to which Mr. Duplechin was elected as a director. There are no relationships between Mr. Duplechin and the Registrant that would require disclosure pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Mr. Duplechin will receive director fees for meetings of the Board of Directors and applicable committees as set by the Registrant from time to time.

The Registrant’s Board of Directors appointed Mr. Duplechin to serve on the Audit Committee and the Nominating Committee. Mr. Duplechin replaces Mary Savoy and Mary Werner on the Audit Committee and the Nominating Committee, respectively, and Ms. Savoy and Ms. Werner who will no longer serve on the Audit Committee and the Nominating Committee, respectively.

Section 8 – Other Events

Item 8.01	Other Events.

As previously disclosed in the Registrant’s Current Report on Form 8-K filed on July 30, 2018, the Registrant was in discussions to rent office space on a month to month basis from Stockwell, Sievert, Viccellio, Clements & Shaddock, L.L.P., a law firm of which Mr. Boyer is a partner. On August 2, 2018, the Registrant’s Board of Directors approved the rental arrangement, effective August 1, 2018, with a rent of $750 per month. The office space rental includes use of reception and information technology services. Accordingly, the Registrant’s principal executive offices will now be located at One Lakeside Plaza, 4th Floor, 127 West Broad Street, Lake Charles, Louisiana 70601.

Additionally, on August 2, 2018, the Registrant’s Board of Directors appointed Michael White as Independent Chairman of the Board of Directors and appointed Beau Minvielle to serve on the Compensation Committee. Mr. Minvielle replaces Ms. Werner on the Compensation Committee, and Ms. Werner will no longer serve on the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX LANDS, INC. (Registrant)

Date: August 8, 2018	By:	/s/ Lee W. Boyer
Lee W. Boyer President